Exhibit 10.4(a)

                    AGREEMENT TO EXTEND LEASE


This Agreement is made and entered into as of this 14th day of August, 1995, by and between Damson/Birtcher Realty Income Fund-II, Limited Partnership (hereinafter called "Landlord") and IOMEGA Corporation (hereinafter called "Tenant") with respect to the following facts:

                           WITNESSETH:

A.   Landlord and Tenant entered into a certain lease dated June
     21, 1991, (the "Original Lease") under which Landlord demised to Tenant the Property commonly known as Building 7, consisting of approximately 70,000 square feet; and

B. Landlord and Tenant agree to modify the Original Lease pursuant to the Agreement to Extend Lease, dated May 20, 1994 (the Original Lease, as amended by the Agreement to Extend
     Lease is hereinafter referred to as the "Lease"); and

C.   Said Lease is schedule to expire by lapse of time on November
     30, 1997; and

D. Landlord and Tenant desire to amend said Lease so as to extend the Term thereof and to establish the rents payable thereunder during such period; and

E.   It is intended by this Agreement to amend said Lease;

NOW, THEREFORE, in consideration of the Property, and of the covenants and agreements herein set forth, it is agreed that the Lease be hereby amended from and after the date hereof as follows:

1) Section 1.05 of the Lease, entitled Lease Term, is hereby extended for a period of two (2) years, commencing on the last day of the initial Term of the Lease and expiring on the 30th day of November, 1999, unless the Lease shall sooner terminate as provided therein.

2) For the period from the first day of December, 1997, through and including the 30th day of November, 1999, Tenant shall pay to Landlord as Base Rent over and above the other and additional payments to be made by Tenant for the Property, the sum of Eight Hundred Twenty-One Thousand One Hundred and no/100 ($821,100.00) payable monthly in advance on the first day of each and every calendar month as follows:


          Period                             Monthly Base Rent

     December 1, 1997 through and
     including November 30, 1998                       $33,705.00

     December 1, 1998 through and
     including November 30, 1999                       $34,720.00

all at the place and in the manner in the Lease provided.

3) Section 3.02 of the Lease, entitled Cost of Living Increases, is hereby deleted, and shall have no further force or effect.

4) Except as herein specifically amended, all terms, provisions, covenants, and conditions of the Lease shall remain unchanged and in full force and effect, and the same are hereby ratified and confirmed.

TENANT                             LANDLORD

IOMEGA Corporation                 Damson/Birtcher Realty Income
                                   Fund-II, Limited Partnership


By:  /s/ Leon J. Staciokas         By:  Birtcher Investments
                                   Its: Authorized Agent
Its: Senior Vice President
                                   By:  /s/ Michael S. Buzar


Date:     8/25/95                  Its: Senior Vice President

                                   Date:     8/28/95